Exhibit 10.4

SUSQUEHANNA BANCSHARES, INC.

2013 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION SUMMARY OF GRANT

Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), pursuant to its 2013 Omnibus Equity Compensation Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), a nonqualified stock option to purchase shares of common stock of the Company (“Company Stock”) that may become vested and exercisable as set forth below (the “Option”).  The Option is subject in all respects to the terms and conditions set forth herein, in the Nonqualified Stock Option Grant Agreement attached hereto as Exhibit A (the “Nonqualified Stock Option Grant Agreement”) and the Plan, each of which is incorporated herein by reference and made part hereof.  Unless otherwise defined herein, capitalized terms used in this Nonqualified Stock Option Summary of Grant (the “Summary of Grant”) and the Nonqualified Stock Option Grant Agreement will have the meanings set forth in the Plan.

Participant:                                                           [__]

Date of Grant:                                                      [__]

Total Number of Shares Granted:                    [__] of shares of Company Stock

Exercise Price:                                                      [__]

Exercisability of the Option:                             Except as set forth herein, the Option will vest and become exercisable with respect to [one third (1/3rd)] of the shares of Company Stock subject to the Option on each of the third, fourth and fifth anniversaries of the Date of Grant (each a “Vesting Date”). Provided that the Participant continues to be employed by, or provide service to, the Employer through the applicable Vesting Date.

Vesting Upon Death, Disability or

Certain Termination Events:                             [In the event the Participant ceases to be employed by, or provide service to, the Employer, on account of (i) the Participant’s death, (ii) the Participant’s Disability, [(iii) involuntary termination by the Employer without cause (as defined in the [Plan] [written Employment Agreement between the Company and the Participant]), or (iv) a resignation by the Participant due to Adverse Change (as defined in the written Employment Agreement between the Company and the Participant)], the Option will automatically accelerate and become fully vested and exercisable upon the first to occur of the foregoing events.]

Vesting Upon Early or Normal

Retirement:                                                           [In the event the Participant ceases to be employed by, or provide service to, the Employer dies to the Participant’s Early or Normal Retirement (as defined by the Company’s Cash Balance Pension Plan), the Option will automatically accelerate and become fully vested and exercisable upon the Participant’s Early or Normal Retirement.]

Vesting Upon Change of Control:                    In the event a Change of Control occurs while the Participant is employed by, or providing services to, the Employer, the Option will automatically accelerate and become fully vested and exercisable upon the date of the Change of Control.

Participant Acceptance:

By signing the acknowledgement below, the Participant agrees to be bound by the terms and conditions of the Plan, the Nonqualified Stock Option Grant Agreement and this Summary of Grant and accepts the Option.  The Participant accepts as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan, this Summary of Grant or the Nonqualified Stock Option Grant Agreement.

The Participant acknowledges delivery of the Plan and the Plan prospectus together this with this Summary of Grant and the Nonqualified Stock Option Grant Agreement.  Additional copies of the Plan and the Plan prospectus are available at the intranet site at [__] or by contacting the Company’s Human Resources Department at [_].

                                                                                    Agreed and accepted:

                                                                                    Participant

Date

EXHIBIT A

SUSQUEHANNA BANCSHARES, INC.

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

(Pursuant to the 2013 Omnibus Equity Compensation Plan)

This Nonqualified Stock Option Grant Agreement (this “Agreement”) is delivered by Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), pursuant to the Summary of Grant delivered with this Agreement to the individual named in the Summary of Grant (the “Participant”).  The Summary of Grant, which specifies the Participant, the date as of which the grant is made (the “Date of Grant”), the vesting schedule and other specific details of the grant is incorporated herein by reference.

1.                  Option Grant.  Upon the terms and conditions set forth in this Agreement and in the Company’s 2013 Omnibus Equity Compensation Plan (the “Plan”), the Company hereby grants to the Participant a nonqualified stock option to purchase the number of shares of common stock of the Company (“Company Stock”) set forth in the Summary of Grant (the “Option”). The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. Copies of the Plan and the official Plan prospectus are available on the Company’s intranet site at [__] or by contacting the Company’s Human Resources Department at [__].  This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.  The Participant agrees to be bound by all of the terms and conditions of the Plan.

2.                  Exercisability of the Option.

(a)                The Option will become vested and exercisable as set forth in the Summary of Grant, provided that the Participant continues to be employed by, or provide service to, the Employer through the Vesting Date (as defined in the Summary of Grant).

(b)               The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Company Stock subject to the Option.  If the schedule set forth in the Summary of Grant would produce fractional shares of Company Stock, the number of shares of Company Stock for which the Option becomes exercisable shall be rounded down to the nearest whole share of Company Stock.

3.                  Term of Option.

(a)                The Option will have a term of ten years from the Date of Grant and will terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)               The Option will automatically terminate upon the happening of the first of the following events:

(i)                 The expiration of the 90‑day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined in the Plan), death or Cause (as defined in the Plan).

(ii)               The expiration of the one‑year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability.

(iii)             The expiration of the one‑year period after the Participant ceases to be employed by, or provide service to, the Employer, if the Participant dies while employed by, or providing service to, the Employer or within 90 days after the Participant ceases to be so employed or provide such services on account of a termination described in subsection (i) above.

(iv)             The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause.  In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option will immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.  Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer will immediately terminate.

4.                  Exercise Procedures.

(a)                Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of shares of Company Stock as to which the Option is to be exercised.  At such time as the Committee shall determine, the Participant shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock, which shall be valued at their Fair Market Value (as defined in the Plan) on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with the approval of the Committee, by surrender of all or any part of the vested shares of Company stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares of Company Stock, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.

(b)               The obligation of the Company to deliver shares of Company Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing shares of Company Stock for the Participant’s own account and not with a view to or for sale in connection with any distribution of the shares of Company Stock, or such other representation as the Committee deems appropriate.

(c)                All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.                  No Shareholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the shares of Company Stock subject to the Option, until certificates for shares of Company Stock have been issued upon the exercise of the Option.

6.                  Change of Control.  Except as set forth in the Summary of Grant, the provisions of the Plan applicable to a Change of Control will apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7.                  Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option will be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8.                  Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the Option granted hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

9.                  Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan.  This grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee will have the authority to interpret and construe this grant pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

10.              Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder will thereupon become null and void.  The rights and protections of the Company hereunder will extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

11.              No Employment or Other Rights.  This Agreement will not confer upon the Participant any right to be retained in the employment of the Company and will not interfere in any way with the right of the Company to terminate the Participant’s employment at any time.  The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

12.              Notice.  Any notice to the Company provided for in this instrument will be addressed to the Company in care of the Corporate Secretary and Counsel at the Company’s corporate headquarters, and any notice to the Participant will be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing.  Any notice will be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

13.              Recoupment Policy.  The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an employee of the Company, as in effect from time to time and as approved by the Board of Directors, the Committee or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

14.              Applicable Law.  The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

15.              Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.